Exhibit 10.38
Genitope Corporation
Performance Incentive Plan
1. Introduction.
     The Genitope Corporation Performance Incentive Plan (the “Plan”) was established effective April 1, 2008 (the “Effective Date”). The purpose of the Plan is to incentivize and reward key employees of Genitope Corporation (the “Company”) for remaining employed with the Company and achieving targeted business objectives critical to the preservation and maximization of the Company’s value.
2. Benefits and Requirements.
     Employees invited by the Board of Directors or a member thereof to participate in the Plan (“Eligible Employees”) will be eligible to receive incentive benefits on the terms set forth below.
     2.1 Notice Period/Objectives.
     On or prior to the Effective Date, Eligible Employees were given 60-days’ advance notice of their termination of employment pursuant to the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) and analogous state law provisions (the “Notice Period”).
     Shortly after the commencement of the Notice Period, each Eligible Employee will be issued specific written performance objectives for such Eligible Employee to achieve during the Notice Period (the “Objectives”). The Objectives include short-term tasks and other deliverables critical to protecting the Company’s assets and maximizing its overall value to the creditors and stockholders of the Company.
     2.2 Benefits.
     If an Eligible Employee achieves the Objectives during the longer of the Notice Period or the period during which an Eligible Employee remains an employee of the Company (as determined by the Board of Directors of the Company in its reasonable, good faith assessment), the Eligible Employee shall receive, subject to Section 2.3 hereof, the following benefits (collectively, the “Incentive Benefits”): (A) a lump sum payment equal to three (3) months of the Eligible Employee’s base salary as of the Effective Date, less applicable payroll withholdings and deductions; and (B) either (i) Company-paid COBRA premiums sufficient to maintain the employee’s current level of health (i.e., medical, dental and vision) insurance coverage (including coverage for any covered spouse, domestic partner or other dependent) for three (3) months after the employee’s employment terminates (the “COBRA Premiums”) or (ii) if the Eligible Employee is not eligible for COBRA coverage, or the Company’s election, a cash payment equal to the amount of the COBRA Premiums, less applicable payroll withholdings and deductions (the “Additional Cash Payment”). To receive the COBRA Premiums, in addition to all other requirements under the Plan, the Eligible Employee must be enrolled in one or more of the Company’s group health insurance plans as of the Effective Date and, after termination of employment, must timely elect to continue such coverage pursuant to the governing COBRA laws.
     2.3 Release Requirement.
     As a precondition to receiving any Incentive Benefits, the Eligible Employee must sign a release of claims in the substantially the form attached hereto as Exhibit A (the “Release Agreement”) and allow the Release Agreement to become effective by its terms. All cash Incentive Benefits will be paid to the Eligible Employee within three (3) business days after the Release Agreement becomes effective (which shall be the eighth day after it is signed by the Eligible Employee).
     2.4 Early Completion.
     Objectives are to be taken on aggressively and accomplished as soon as reasonably practicable. To motivate Eligible Employees to do so, Incentive Benefits will become available to each Eligible Employee promptly following a determination by the Board of Directors of the Company in its reasonable, good faith assessment that such Eligible Employee has completed his/her Objectives. Accordingly, if the Board of Directors determines that an Eligible Employee has achieved his/her Objectives within the first 30 days of the Notice Period, the employee will be given the Release to execute and will be paid the Incentive Benefits within three (3) business days after the Release becomes effective. Thereafter, such Eligible Employee will receive only his/her base salary and benefits (or pay in lieu thereof) for the remainder of the Notice Period (to the extent required by the WARN Act and/or other applicable laws) or until such earlier date on which the employee elects to resign his/her employment.
     To the extent not previously assessed, the Board of Directors will assess whether each Eligible Employee has achieved his/her Objectives promptly following termination of the Notice Period. If the Board of Directors determines that an Eligible Employee has achieved his/her Objectives, the employee will be given the Release to execute and will be paid the Incentive Benefits within three (3) business days after the Release becomes effective. Thereafter, such Eligible Employee will receive only his/her base salary and benefits (or pay in lieu thereof) until such date on which the employee elects to resign his/her employment or the employee’s employment is terminated by the Company.
     If the Board of Directors determines that an Eligible Employee has not achieved his/her Objectives during the Notice Period but such employee continues to be an employee of the Company thereafter, the Board of Directors will assess whether such Eligible Employee has achieved his/her Objectives no later than promptly following termination of his/her employment. If the Board of Directors determines that the Eligible Employee has achieved his/her Objectives, the employee will be given the Release to execute and will be paid the Incentive Benefits within three (3) business days after the Release becomes effective.
3. Directors’ and Officers’ Liability Insurance.
     The Company will maintain directors’ and officers’ liability insurance or “tail” coverage at coverage levels and on other terms that are reasonable in light of the Company’s circumstances, as such coverage, levels and terms are determined by the Board of Directors of the Company in its sole discretion.
4. No Other Bonus, Incentive or Severance Pay Entitlements.
     This Plan supersedes and replaces in their entirety all other plans, policies, programs, practices or agreements made or maintained by the Company (in writing, orally or implied by a course of conduct) relating to or concerning bonus, incentive or severance pay, including but not limited to, the 2007 Genitope Corporation Annual Incentive Bonus Plan, and all individual agreements, arrangements, plans, promises or representations, oral or written, concerning bonus, incentive or severance pay. Each Eligible Employee participating in the Plan therefore acknowledges and agrees that, as of the Effective Date: (a) he/she will not receive any bonus, incentive, or severance pay from the Company other than as provided under this Plan; (b) he/she has no bonus, incentive, or severance rights or entitlements other than those set forth in this Plan; and (c) in the extent that an Eligible Employee had (or claims to have had) any pre-existing promise or agreement with respect to the payment of bonus, incentive, or severance compensation, all rights with respect to such claims, promises and agreements are waived in exchange for the benefits available under the Plan; provided, however, that the foregoing acknowledgement and agreement shall be void and of no effect in the event that the Company breaches or fails to perform its obligations under this Plan with respect to such Eligible Employee and as provided in Section 5 below. For avoidance of doubt, nothing in this Plan shall override, modify or amend the Company’s equity incentive plans.
5. Bankruptcy-Related Risks.
     As of the Effective Date, the Company faces serious business and financial challenges, which could force the Company to file for bankruptcy protection at some time in the future. The Company cannot predict what impact a bankruptcy filing would have on this Plan or on Eligible Employees’ rights to receive or retain Incentive Benefits provided hereunder. If a bankruptcy were filed, Incentive Benefits payable under this Plan could be stopped and a bankruptcy estate representative may attempt to recover amounts already paid. Accordingly, the Company cannot make any representation, guarantee or warranty about the impact a bankruptcy filing would have on this Plan. Eligible Employees should seek independent advice about such matters. An Eligible Employee’s acknowledgement and agreement in Section 4 hereof shall be void and of no effect in the event that the Company becomes subject to bankruptcy protection and, in connection therewith, fails to perform its obligations under this Plan with respect to such Eligible Employee or Incentive Benefits paid under this Plan are recovered by a bankruptcy estate representative.
6. Amendment.
     The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no amendment that adversely impacts an Eligible Employee’s rights or entitlements shall be effective unless agreed to in a writing signed by the Eligible Employee.
7. No Implied Employment Contract.

     This Plan shall not be deemed (i) to give any employee the right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee at any time, with or without cause.
8. Entire Agreement.
     This Plan, together with Exhibit A and each Eligible Employee’s written Objectives (collectively, the “Incentive Agreement”), constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and such Eligible Employee with respect to bonus, incentive or severance pay or benefits, and the Incentive Agreement supersedes and replaces any prior agreement, arrangement, plan, promise or representation, written or oral, regarding such matters. This Plan will be construed, administered and enforced in accordance with the laws of the State of California. If any provision of this Plan is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable to the extent allowed by law.
      This Plan will become effective as to an Eligible Employee upon delivery to the Company of the Eligible Employee’s signature hereto on or prior to April 8, 2008.

Genitope Corporation
By:	/s/ Gregory Ennis

	Title:	Director

Acceptance:
I understand and agree to the terms set forth above.

Eligible Employee’s Name:

Signature:

Date:

Exhibit A
RELEASE AGREEMENT
     I understand and agree completely to the terms set forth in the Genitope Corporation Performance Incentive Benefit Plan (the “Plan”).
     I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Genitope Corporation (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
     In exchange for the payment of Incentive Benefits in cash or available funds and other consideration to be provided to me pursuant to the Plan, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including claims for salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract or and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”). Notwithstanding the foregoing, I am not releasing the Company hereby from any obligation to indemnify me pursuant to the Certificate of Incorporation or Bylaws of the Company, any valid indemnification agreement with the Company, applicable law or applicable directors’ and officers’ liability insurance. Also excluded from this Release are claims for salary, accrued and unused PTO and expense reimbursements that become due and payable to me in the ordinary course of my employment or the termination thereof after the execution of this Release. Further, nothing in this Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any such proceeding. I also acknowledge that, as of the date I sign this Release, I have received all leaves of absence and leave benefits and protections for which I am eligible, and have not suffered any on-the-job injury for which I have not already filed a claim.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.
     I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

Signature:

Print Name:

Date: